Exhibit 99.1

FOR IMMEDIATE RELEASE	Ref: 09-07

Contact:	Tabitha Zane
Vice President, Investor Relations
919-431-1529

Highwoods Properties Reports Fourth Quarter

and Year End 2008 Results

$0.68 FFO per Diluted Share for Fourth Quarter 2008

(Excluding Impairment on Non-Core Depreciable Assets)

$2.78 FFO per Diluted Share for Full Year 2008

(Excluding Impairment on Non-Core Depreciable Assets)

11% Increase Year-Over-Year Core FFO

Provides 2009 FFO Guidance of $2.53 to $2.72 per Diluted Share

Raleigh, NC – February 11, 2009 – Highwoods Properties, Inc. (NYSE: HIW), the largest owner and operator of suburban office properties in the Southeast, today reported unaudited financial and operational results for the fourth quarter and full year ended December 31, 2008.

Ed Fritsch, President and CEO stated, “2008 was a year of solid growth for our Company on many fronts. We delivered $201 million of infill development, acquired $43 million of strategically located office properties in Raleigh and Memphis and strengthened our balance sheet with a $195 million common equity raise in September. The 11% year-over-year increase in core FFO reflects the continuing, disciplined execution of our Strategic Plan and is a testament to the hard work and creativity of my co-workers.”

Funds from Operations (FFO) from core operations is reported FFO excluding (1) recurring, non-core operating items such as gains from land and residential condo sales and lease termination fees, and (2) unusual items such as building impairments, preferred stock repurchase charges and insurance settlement gains.

As required by Generally Accepted Accounting Principles (GAAP), the Company regularly evaluates its assets for potential impairment. In connection with an extensive year-end review, the Company recorded a $32.8 million, non-cash impairment charge in the fourth quarter relating to non-core assets in Winston-Salem. These assets include the 472,000 square foot Madison Park office park and the 176,000 square foot Consolidated Center office park. The average age of the buildings is 23 years and the current occupancy is 55%. Both office parks were acquired in the late 1990’s as part of a 2.5 million square foot portfolio acquisition from a single seller. As previously stated, the Company continues to believe that exiting Winston-Salem is the appropriate long-term strategy.

Highwoods Properties

The Company also provided 2009 FFO guidance of $2.53 to $2.72 per share. “Our 2009 FFO guidance reflects the challenging economic environment and expected dilution from planned dispositions and debt financings. It also reflects the benefits of a stronger, better located portfolio, $93 million of development deliveries, and a cycle-tested management team focused on maintaining our strong balance sheet, leasing space, providing excellent customer service and controlling expenses,” added Fritsch.

Fourth Quarter and Full Year 2008 Financial Results

For full year 2008, net income available for common stockholders was $22.1 million, or $0.37 per diluted share, compared to net income available for common stockholders of $75.0 million, or $1.31 per diluted share, for full year 2007.

For the fourth quarter of 2008, the Company reported net loss available for common stockholders of $15.0 million, or $0.24 per diluted share. Net income available for common stockholders for the fourth quarter of 2007 was $12.6 million, or $0.22 per diluted share.

FFO in 2008 and 2007 included charges related to impairments on non-core depreciable assets and preferred stock redemption charges as noted in the tables below:

	3 Months Ended 12/31/08		3 Months Ended 12/31/07
	(000)	Per Share	(000)	Per Share
FFO, as reported	$13,166	$0.20	$39,775	$0.65
Impairments on depreciable assets	32,442	0.48	0	0.00

FFO as adjusted to exclude these items	$45,608	$0.68	$39,775	$0.65

	12 Months Ended 12/31/08		12 Months Ended 12/31/07
	(000)	Per Share	(000)	Per Share
FFO, as reported	$143,472	$2.27	$168,094	$2.73
Impairments on depreciable assets	32,442	0.51	384	0.01
Preferred stock redemption/repurchase charges	108	0.00	2,285	0.04

FFO as adjusted to exclude these items	$176,022	$2.78	$170,763	$2.77

The following items were included in the determination of net income (loss) available for common shareholders for the three and twelve months ended December 31, 2008 and 2007:

	3 Months Ended 12/31/08		3 Months Ended 12/31/07
	(000)	Per Share	(000)	Per Share
Impairments on depreciable assets	$(32,442)	$(0.48)	$0	$0.00
Land sale gains net of (losses/impairments)	(1,565)	(0.02)	(419)	(0.01)
Gains on for-sale residential condominiums, net of partner’s interest	4,301	0.06	0	0.00
Lease termination income	216	0.00	840	0.01
Straight line rental income	701	0.01	4,048	0.07
Capitalized interest	1,399	0.02	2,489	0.04
Gains on sales of depreciable assets (1)	6,685	0.10	8,623	0.14

(1)	Unlike impairments, gains on sales of depreciable assets are excluded in the calculation of FFO as defined by the National Association of Real Estate Investment Trusts (NAREIT).

Highwoods Properties

	12 Months Ended 12/31/08		12 Months Ended 12/31/07
	(000)	Per Share	(000)	Per Share
Impairments on depreciable assets	$(32,442)	$(0.51)	$(384)	$(0.01)
Preferred stock redemption/repurchase charges	(108)	(0.00)	(2,285)	(0.04)
Land sale gains net of (losses/impairments)	251	0.00	15,821	0.26
Gains on for-sale residential condominiums, net of partner’s interest	4,301	0.07	0	0.00
Lease termination income	2,578	0.04	3,233	0.05
Straight line rental income	5,964	0.09	7,418	0.12
Capitalized interest	8,312	0.13	9,743	0.16
Gains on sales of depreciable assets (1)	18,611	0.29	45,971	0.75
Gain on property insurance claim	0	0.00	4,128	0.07
Release of FASB FIN 48 tax liability (2)	0	0.00	1,473	0.02

(1)	Unlike impairments, gains on sales of depreciable assets are excluded in the calculation of FFO as defined by NAREIT.
(2)	This item is excluded in the calculation of FFO.

Fourth Quarter and Full Year 2008 Operating Highlights

•

First and second generation leasing activity in the fourth quarter was approximately 1.3 million square feet. Second generation leasing included 868,233 square feet of office space, 297,789 square feet of industrial space and 57,245 square feet of retail space. For the full year, the Company leased approximately 4.7 million square feet of first and second generation space.

•

In the fourth quarter of 2008, average in-place cash rental rates across the Company’s total portfolio and office portfolio increased 5.6% and 5.3%, respectively, compared to the same period in 2007. Since the fourth quarter of 2004, average in-place cash rental rates across the Company’s total portfolio and office portfolio have increased 16.4% and 15.2%, respectively.

•

Straight-line (GAAP) rental rates for signed office leases in the fourth quarter increased 9.7% from straight line rental rates under the previous leases. For the full year, straight-line rental rates for signed office leases increased 9.1%. Cash rents for office leases signed in the fourth quarter declined 2.9% and for the full year cash rents for signed office leases declined 3.1%.

•

Office tenant improvements and leasing commissions for signed second generation leases as a percentage of base rent over the entire lease term (netting out free rent) were 8.7% in the fourth quarter, compared to the five-quarter average of 9.0%.

•

In the fourth quarter, two development projects totaling $60 million were placed in service that were, on average, 90% leased. For the full year, nine projects totaling $150 million were placed in service that were, on average, 89% leased.

•

Fourth quarter dispositions totaled $20.9 million and consisted of three non-core office buildings in Nashville encompassing 193,000 square feet. These buildings were, on average, 30 years old and 83.7% occupied. In total, the Company sold $56.7 million of non-core buildings in 2008.

Highwoods Properties

Funds from Operations Outlook

For 2009, the Company expects FFO per diluted share to be in the range of $2.53 to $2.72. This estimate reflects management’s view of current and future market conditions, including assumptions with respect to rental rates, occupancy levels, operating and general and administrative expenses, interest rates, gains from land and condominium sales and the timing and impact of development deliveries and acquisitions. This estimate also includes expected dilution from projected property dispositions and expected higher costs from projected debt financings in 2009, which collectively are expected to reduce FFO per diluted share by $0.12 to $0.18. FFO guidance excludes any gains or impairments associated with depreciable properties or joint venture interests, as well as unusual charges or credits that may occur during the year. FFO guidance is based on 67.6 million diluted shares outstanding. Factors that could cause actual 2009 FFO results to differ materially from Highwoods’ current expectations are discussed below and are also detailed in the Company’s 2007 Annual Report on Form 10-K.

Management’s outlook for 2009 is based on the following operating assumptions:

	Low		High
Year End Occupancy	87.0%		90.0%
Cash NOI Growth	-1.5%		+1.0%
G&A Expenses	$34.0	M	$36.0	M
Lease Termination Income	$1.0	M	$3.0	M
Gains from Land and Residential Condominium Sales	$2.0	M	$4.0	M
Straight Line Rental Income	$3.0	M	$5.0	M
Dispositions	$50	M	$100	M
Acquisitions	$0	M	$100	M
Development Starts	$0	M	$50	M

Supplemental Information

A copy of the Company’s fourth quarter 2008 Supplemental Information that includes financial, leasing and operational statistics is available in the “Investor Relations/Quarterly Earnings” section of the Company’s Web site at www.highwoods.com. You may also obtain a copy of all Supplemental Information published by the Company by contacting Highwoods Investor Relations at 919-431-1529/ 800-256-2963 or by e-mail to HIW-IR@highwoods.com. If you would like to receive future Supplemental Information packages by e-mail, please contact the Investor Relations department as noted above or by written request to: Investor Relations Department, Highwoods Properties, Inc., 3100 Smoketree Court, Suite 600, Raleigh, NC 27604.

Conference Call

On Thursday, February 12, at 11:00 a.m. Eastern time, Highwoods will host a teleconference call to discuss the matters outlined in this press release. For US/Canada callers, dial (800) 920-5548. A live, listen-only Web cast can be accessed through the Company’s Web site at www.highwoods.com under the “Investor Relations” section.

A replay of the call will be available on the Investor Relations section of Highwoods web site at www.highwoods.com.

Highwoods Properties

Non-GAAP Information

Funds from Operations (“FFO”): We believe that FFO and FFO per share are beneficial to management and investors and are important indicators of the performance of any equity REIT. Because FFO and FFO per share calculations exclude such factors as depreciation and amortization of real estate assets and gains or losses from sales of operating real estate assets (which can vary among owners of identical assets in similar conditions based on historical cost accounting and useful life estimates), they facilitate comparisons of operating performance between periods and between other REITs. Our management believes that historical cost accounting for real estate assets in accordance with GAAP implicitly assumes that the value of real estate assets diminishes predictably over time. Since real estate values have historically risen or fallen with market conditions, many industry investors and analysts have considered the presentation of operating results for real estate companies that use historical cost accounting to be insufficient by themselves. As a result, management believes that the use of FFO and FFO per share, together with the required GAAP presentations, provide a more complete understanding of our performance relative to our competitors and a more informed and appropriate basis on which to make decisions involving operating, financing and investing activities.

FFO and FFO per share as disclosed by other REITs may not be comparable to our calculation of FFO and FFO per share as described below. FFO and FFO per share are non-GAAP financial measures and therefore do not represent net income or net income per share as defined by GAAP. Net income and net income per share as defined by GAAP are the most relevant measures in determining our operating performance because FFO and FFO per share include adjustments that investors may deem subjective, such as adding back expenses such as depreciation and amortization. Furthermore, FFO per share does not depict the amount that accrues directly to the stockholders’ benefit. Accordingly, FFO and FFO per share should never be considered as alternatives to net income or net income per share as indicators of our operating performance.

The calculation of FFO as defined by NAREIT as follows:

•	Net income (loss) computed in accordance with GAAP;

•	Less dividends to holders of preferred stock and less excess of preferred stock redemption cost over carrying value;

•	Plus depreciation and amortization of assets uniquely significant to the real estate industry;

•	Less gains, or plus losses, from sales of depreciable operating properties (but excluding impairment losses) and excluding items that are classified as extraordinary items under GAAP;

•	Plus or minus adjustments for unconsolidated partnerships and joint ventures (to reflect Funds from Operations on the same basis); and

•	Plus or minus adjustments for depreciation and amortization and gains/(losses) on sales and minority interest related to discontinued operations.

In calculating FFO, the Company also adds back minority interest in the income from its operating partnership, which we believe is consistent with standard industry practice for REITs that operate through an UPREIT structure. The Company believes that it is important to present FFO on an as-converted basis since all of the operating partnership units not owned by the Company are redeemable on a one-for-one basis for shares of the Company’s common stock. The Company’s FFO calculations are reconciled to net income in a table included with this release.

Net operating income from continuing operations (“NOI”): The Company defines NOI as “Rental and other revenues” from continuing operations less “Rental property and other expenses” from continuing operations. Management believes that NOI is a useful supplemental measure of the Company’s property operating performance because it provides a performance measure of the revenues and expenses directly involved in owning real estate assets, and provides a perspective not immediately apparent from net income or FFO. Other REITs may use different methodologies to calculate NOI and accordingly the Company’s NOI may not be comparable to other REITs. The Company’s NOI

Highwoods Properties

calculations are reconciled to “Income before disposition of property, insurance gain, minority interest and equity in earnings of unconsolidated affiliates” and to “Rental and other revenues” and “Rental property and other expenses” in a table included with this release.

Same property NOI from continuing operations: The Company defines same property NOI as NOI for the Company’s in-service properties included in continuing operations that were wholly-owned during the entirety of the periods presented (from January 1, 2007 to December 31, 2008). The Company’s same property NOI calculations are reconciled to NOI in a table included with this release.

About the Company

Highwoods Properties, Inc., a member of the S&P MidCap 400 Index, is a fully integrated, self-administered real estate investment trust (“REIT”) that provides leasing, management, development, construction and other customer-related services for its properties and for third parties. At December 31, 2008, the Company owned or had an interest in 383 in-service office, industrial and retail properties encompassing approximately 35.3 million square feet. Highwoods also owned 580 acres of development land. Highwoods is based in Raleigh, North Carolina, and its properties and development land are located in Florida, Georgia, Iowa, Kansas, Missouri, Mississippi, North Carolina, South Carolina, Tennessee and Virginia. For more information about Highwoods Properties, please visit our Web site at www.highwoods.com.

Certain matters discussed in this press release, such as expected 2009 financial and operational results and the related assumptions underlying our expected results, are forward-looking statements within the meaning of the federal securities laws. These statements are distinguished by use of the words “will”, “expect”, “intend” and words of similar meaning. Although Highwoods believes that the expectations reflected in such forward-looking statements are based upon reasonable assumptions, it can give no assurance that its expectations will be achieved.

Factors that could cause actual results to differ materially from Highwoods’ current expectations include, among others, the following: the financial condition of our customers could deteriorate; speculative development by others could result in excessive supply of properties relative to customer demand; development, acquisition, reinvestment, disposition or joint venture projects may not be completed as quickly or on as favorable terms as anticipated; we may not be able to lease or re-lease space as quickly as anticipated or on as favorable terms as old leases; difficulties in obtaining additional capital to satisfy our future cash needs or increases in interest rates could adversely impact our ability to fund important business initiatives and increase our debt service costs; our Southeastern and Midwestern markets may suffer declines in economic growth; our banking and joint venture partners may suffer financial difficulties that adversely impact their ability to satisfy their contractual obligations to us; and others detailed in the Company’s 2007 Annual Report on Form 10-K and subsequent SEC reports.

Tables Follow

Highwoods Properties, Inc.

Consolidated Statements of Income

(Unaudited and in thousands, except per share amounts)

	Three Months Ended December 31,		Year Ended December 31,
	2008	2007	2008	2007
Rental and other revenues	$117,103	$113,082	$461,003	$428,446

Operating expenses:
Rental property and other expenses	44,132	40,478	165,733	153,407
Depreciation and amortization	32,862	30,309	126,767	120,254
Impairment of assets held for use	32,846	—	32,846	789
General and administrative	8,681	10,142	38,043	41,570

Total operating expenses	118,521	80,929	363,389	316,020
Interest expenses:
Contractual	23,055	24,478	92,858	93,992
Amortization of deferred financing costs	678	624	2,716	2,415
Financing obligations	631	962	2,918	3,930

	24,364	26,064	98,492	100,337

Other income:
Interest and other income	419	1,304	3,832	6,393

	419	1,304	3,832	6,393

Income/(loss) before disposition of property and condominiums, insurance gain, minority interest and equity in earnings of unconsolidated affiliates	(25,363)	7,393	2,954	18,482
Net gains/(losses) on disposition of property	(1,071)	190	781	20,562
Gains on for-sale residential condominiums	5,617	—	5,617	—
Gain from property insurance settlement	—	—	—	4,128
Minority interests	(75)	(439)	(2,334)	(3,547)
Equity in earnings of unconsolidated affiliates	1,155	180	5,878	13,110

Income/(loss) from continuing operations	(19,737)	7,324	12,896	52,735
Discontinued operations:
Income from discontinued operations, net of minority interest	194	655	1,773	4,525
Net gains on sales of discontinued operations, net of minority interest	6,198	7,479	17,323	32,012
Release of FASB FIN 48 tax liability	—	—	—	1,473

	6,392	8,134	19,096	38,010

Net income/(loss)	(13,345)	15,458	31,992	90,745
Dividends on preferred stock	(1,677)	(2,838)	(9,804)	(13,477)
Excess of preferred stock redemption/repurchase cost over carrying value	—	—	(108)	(2,285)

Net income/(loss) available for common stockholders	$(15,022)	$12,620	$22,080	$74,983

Net income/(loss) per common share - basic:
Income/(loss) from continuing operations	$(0.34)	$0.08	$0.05	$0.66
Income from discontinued operations	0.10	0.14	0.33	0.67

Net income/(loss)	$(0.24)	$0.22	$0.38	$1.33

Weighted average common shares outstanding - basic	63,038	56,640	58,803	56,444

Net income/(loss) per common share - diluted:
Income/(loss) from continuing operations	$(0.34)	$0.08	$0.05	$0.65
Income from discontinued operations	0.10	0.14	0.32	0.66

Net income/(loss)	$(0.24)	$0.22	$0.37	$1.31

Weighted average common shares outstanding - diluted	63,038	61,347	63,238	61,547

Highwoods Properties, Inc.

Consolidated Balance Sheets

(Unaudited and in thousands)

	December 31, 2008	December 31, 2007
Assets:
Real estate assets, at cost:
Land	$352,872	$357,841
Buildings and tenant improvements	2,819,844	2,708,989
Development in process	61,938	101,661
Land held for development	98,946	103,365

	3,333,600	3,271,856
Less-accumulated depreciation	(714,224)	(649,765)

Net real estate assets	2,619,376	2,622,091
For-sale residential condominiums	24,284	—
Real estate and other assets, net, held for sale	1,242	10,466
Cash and cash equivalents	13,757	3,140
Restricted cash	2,258	15,896
Accounts receivable, net	23,687	23,521
Notes receivable, net	3,602	5,226
Accrued straight-line rents receivable, net	79,979	74,427
Investment in unconsolidated affiliates	67,723	58,046
Deferred financing and leasing costs, net	73,216	72,188
Prepaid expenses and other assets	37,046	41,954

Total Assets	$2,946,170	$2,926,955

Liabilities, Minority Interest and Stockholders’ Equity:
Mortgages and notes payable	$1,604,685	$1,641,987
Accounts payable, accrued expenses and other liabilities	135,609	157,766
Financing obligations	34,174	35,071

Total Liabilities	1,774,468	1,834,824
Minority interest in the Operating Partnership	65,635	63,294
Minority interest in consolidated affiliates	6,176	6,804

Stockholders’ Equity:
Preferred stock	81,592	135,437
Common stock	636	572
Additional paid-in capital	1,661,736	1,448,055
Distributions in excess of net earnings	(639,281)	(561,093)
Accumulated other comprehensive loss	(4,792)	(938)

Total Stockholders’ Equity	1,099,891	1,022,033

Total Liabilities, Minority Interest and Stockholders’ Equity	$2,946,170	$2,926,955

Highwoods Properties, Inc.

Funds from Operations

(Unaudited and in thousands, except per share amounts)

	Three Months Ended December 31,		Year Ended December 31,
	2008	2007	2008	2007
Funds from operations:
Net income/(loss)	$(13,345)	$15,458	$31,992	$90,745
Dividends on preferred stock	(1,677)	(2,838)	(9,804)	(13,477)
Excess of preferred stock redemption/repurchase cost over carrying value	—	—	(108)	(2,285)

Net income/(loss) available for common stockholders	(15,022)	12,620	22,080	74,983
Add/(deduct):
Depreciation and amortization of real estate assets	32,389	29,733	124,822	117,836
(Gains) on disposition of depreciable properties	(90)	(609)	(126)	(3,952)
Minority interest from the Operating Partnership in income from continuing operations	(1,376)	278	293	2,868
Unconsolidated affiliates:
Depreciation and amortization of real estate assets	3,285	4,587	12,751	13,438
(Gains) on disposition of depreciable properties	—	—	—	(7,158)
Discontinued operations:
Depreciation and amortization of real estate assets	166	598	853	3,610
(Gains) on disposition of depreciable properties	(6,595)	(8,014)	(18,485)	(34,861)
Minority interest in income from discontinued operations	409	582	1,284	2,803
Release of FASB FIN 48 tax liability	—	—	—	(1,473)

Funds from operations	$13,166	$39,775	$143,472	$168,094

Funds from operations per share - diluted:
Net income/(loss) available for common stockholders	$(0.24)	$0.22	$0.37	$1.31
Add/(deduct):
Depreciation and amortization of real estate assets	0.49	0.48	1.98	1.91
(Gains) on disposition of depreciable properties	—	(0.01)	—	(0.06)
Unconsolidated affiliates:
Depreciation and amortization of real estate assets	0.05	0.08	0.20	0.22
(Gains) on disposition of depreciable properties	—	—	—	(0.12)
Discontinued operations:
Depreciation and amortization of real estate assets	—	0.01	0.01	0.06
(Gains) on disposition of depreciable properties	(0.10)	(0.13)	(0.29)	(0.57)
Release of FASB FIN 48 tax liability	—	—	—	(0.02)

Funds from operations	$0.20	$0.65	$2.27	$2.73

Weighted average shares outstanding - diluted	67,308	61,347	63,238	61,547

Highwoods Properties, Inc.

Net Operating Income Reconcilation

(Unaudited and in thousands)

	Three Months Ended December 31,		Year Ended December 31,
	2008	2007	2008	2007
Income/(loss) before disposition of property, insurance gain, minority interest and equity in earnings of unconsolidated affiliates	$(25,363)	$7,393	$2,954	$18,482

Other income/(expense)	(419)	(1,304)	(3,832)	(6,393)
Interest expense	24,364	26,064	98,492	100,337
General and administrative expense	8,681	10,142	38,043	41,570
Impairment of assets held for use	32,846	—	32,846	789
Depreciation and amortization expense	32,862	30,309	126,767	120,254

Net operating income from continuing operations	72,971	72,604	295,270	275,039

Less - non same property and other net operating income	12,091	8,593	43,008	25,027

Total same property net operating income from continuing operations	$60,880	$64,011	$252,262	$250,012

Rental and other revenues	$117,103	$113,082	$461,003	$428,446
Rental property and other expenses	44,132	40,478	165,733	153,407

Total net operating income from continuing operations	72,971	72,604	295,270	275,039

Less - non same property and other net operating income	12,091	8,593	43,008	25,027

Total same property net operating income from continuing operations	$60,880	$64,011	$252,262	$250,012